Exhibit 5.1

[AVON LETTERHEAD]

May 1, 2019

1 Avon Place
Suffern, New York 10901
United States

Ladies and Gentlemen:

I am Vice President, Interim General Counsel and Corporate Secretary of Avon Products, Inc., a New York corporation (the “Company”), and have acted as counsel in connection with the registration statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”), registering under the Securities Act of 1933, as amended (the “Securities Act”) 609,680 shares (the “Shares”) of the Company’s common stock, par value $0.25, deliverable pursuant to certain inducement equity awards contemplated by the Contract of Employment between Avon Cosmetics Limited and Gustavo Arnal, dated as of December 11, 2018 (the “Inducement Equity Awards”).

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate documents and records which I have deemed necessary or appropriate for the purposes of this opinion and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed the genuineness of all signatures on all documents that I have examined, the legal capacity of all natural persons, the authenticity of all original documents submitted to me, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing and in reliance thereon, I am of the opinion that when the Registration Statement becomes effective under the Securities Act, any newly issued Shares, when delivered upon settlement or exercise of the Inducement Equity Awards in accordance with the terms of the applicable award agreements, will be validly issued, fully paid and non-assessable.

I express no opinion herein as to any laws other than the laws of the State of New York and the federal laws of the United States.

I hereby consent to the reference to me and this opinion in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ginny Edwards, Esq.
Name:	Ginny Edwards, Esq.
Title:	Vice President, Interim General Counsel and
Corporate Secretary

[Signature Page to Legal Opinion]